SUB-ITEM 77M

The MFS Core Equity Fund, a series of MFS Series Trust I (the "Trust"),acquired all of the assets of the MFS New Endeavor Fund (the "acquired fund"), a series of MFS Series Trust X. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-158505),as filed with the Securities and Exchange Commission via EDGAR on April 9, 2009, under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.

The MFS Value Fund, a series of MFS Series Trust I (the "Trust"), acquired all of the assets of the MFS Strategic Value Fund (the "acquired fund"),a series of MFS Series Trust X. The circumstances and details of this transaction are described in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-158506),as filed with the Securities and Exchange Commission via EDGAR on April 9, 2009, under Rule 488 under the Securities Act of 1933. Such description is incorporated herein by reference.

The acquired fund has ceased to be an investment company as defined in the Investment Company Act of 1940.